UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — November 17, 2006 (November 15, 2006)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Ontario (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
(Address of principal executive offices and zip code)

(416) 960-9000
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

⃞	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

⃞	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 3, 2006, the Company entered into a definitive agreement to sell the stock of its Secured Products International Group (“SPI”) to Secured Products (Cayman), Inc. (an affiliate of H.I.G. Capital), in exchange for consideration equal to approximately $27 million. On November 15, 2006, the Company consummated this transaction. Consideration for the sale of SPI was paid in the form of a $20 million cash payment at closing and additional $1 million annual payments over the next five years. In addition, the Company received a 7.5% equity interest in the newly-formed entity acquiring SPI. The net cash proceeds from the closing of the sale of SPI were used to repay borrowings under the Company’s credit facility.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

10.1
Stock Purchase Agreement, dated November 3, 2006, by and among the Company (as seller), Secured Products (Cayman), Inc. (as purchaser) and H.I.G. Capital Management, Inc., relating to the sale of the Company's Secured Products International Group (incorporated by reference to the Company’s Form 10-Q filed on November 9, 2006).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: November 17, 2006	MDC Partners Inc.

	By:	/s/ Mitchell Gendel
Mitchell Gendel General Counsel & Corporate Secretary